Exhibit 10.7

ABAKAN INC.

CONSULTING AGREEMENT

This CONSULTING AGREEMENT is entered into on December 8, 2009, by and between Robert Miller (“the Consultant”), having a place of business at  2829 Bird Avenue, Suite 12, Miami, Florida 33133 and Abakan Inc., a State of Nevada corporation (“Abakan Inc. ” or the "Company"), having a place of business at 2829 Bird Avenue, Suite 12, Miami, Florida 33133

WHEREAS, the Consultant is in the business of providing consulting services; and

WHEREAS, Abakan Inc. desires the Consultant to provide its consulting services to Abakan Inc. and the Consultant desires to provide such services to Abakan Inc.

NOW, THEREFORE, the parties hereto agree as follows:

1. INDEPENDENT CONTRACTOR STATUS.  The parties acknowledge and agree that the Consultant is an independent contractor and not an employee, agent, joint venture or partner of Abakan Inc.  The Consultant acknowledges and agrees that, as an independent contractor, he/she will not be entitled to (i) make a claim for unemployment, worker’s compensation or disability, or (ii) receive any vacation, health, retirement or other benefits, pursuant to this Agreement or the Consultant’s relationship with Abakan Inc.  Abakan Inc. will not make state or federal unemployment insurance contributions on behalf of the Consultant, or withhold FICA (Social Security) contributions or state and federal income taxes from its payments to the Consultant. The Consultant agrees that it shall make such contributions and withhold such taxes for any of its employees performing services.

2. PERFORMANCE OF SERVICES.

2.1. The Consultant shall perform services as delegated by or agreed to with the Board of Directors of Abakan Inc. The Consultant agrees to provide services to Abakan Inc., and to promptly deliver to Abakan Inc. any work product resulting from the performance of services.

2.2. The Consultant will determine the general method, details and means of performing the services, and shall strictly observe any Abakan Inc. policies or procedures applicable to the workplace if using the premises and/or equipment of Abakan Inc.

During the consulting period, the Consultant shall expend sufficient time to meet the corporate objectives as assigned by Abakan Inc.’s Board and shall devote his/her best efforts, energy and skill to the services of Abakan Inc. and its interests and shall not take part in activities detrimental to the best interests of Abakan Inc. Nothing in this Agreement shall preclude the Consultant during the term of this Agreement from engaging, directly or indirectly, in any business activity which is not competitive with the then existing business of Abakan Inc.  This Agreement is non-exclusive in that the Consultant shall have the right to perform work for others during the term of this Agreement and Abakan Inc. may cause similar work to be performed by its own personnel or other contractors or consultants during the term of this Agreement.

3.0. COMPENSATION; EXPENSES; AND PAYMENT.

            3.1. Commencing December 1, 2009, Abakan Inc. will pay the Consultant for all services rendered to Abakan Inc. by the Consultant, a consulting fee of $7,500.00 USD each month commencing December 1, 2009 and each month thereafter throughout the term of this Agreement.

3.2. Abakan Inc shall reimburse the Consultant for all reasonable business expenses incurred by in the performance of services hereunder.

3.3 Abakan Inc. will pay the Consultant upon receipt of invoice at the end of the month for which the services were rendered.

4.0. TERM; TERMINATION.

            4.1. This Agreement is entered into as of December 8, 2009 and will continue in effect through December 8, 2010, unless terminated earlier in accordance with Section 84.2.  Thereafter, this Agreement will be deemed to have been renewed on an annual basis unless formally terminated in writing in accordance with this Section 4.2.

4.2. Termination of Services and/or Agreement. Either party may terminate this Agreement by giving 30 days written notice to the other.  On termination of this Agreement, the Consultant shall cease providing services and submit any final expenses, receipts or costs for reimbursement.  On termination of this Agreement for any reason, any remaining Stock Options at the discretion of the Consultant will be deemed to have vested forthwith, and the Consultant will have a further 30 days during which to exercise such Stock Options according to this Agreement. On termination of this Agreement for any reason, the Consultant will be paid his/her regular monthly fee for the remainder of the month during which the notice of termination was received.  Any payments to the Consultant due on termination of this Agreement shall be paid by Abakan Inc. forthwith.

5.0. CONFIDENTIAL INFORMATION.

            5.1. The Consultant shall maintain in strict confidence all confidential information that the Consultant receives in the course of providing services or otherwise in connection with his/her relationship with Abakan Inc., and shall use confidential information only for the specific purposes of performing the Consultant's obligations hereunder.  Confidential information shall include any trade secrets, knowledge, data, intellectual property or other information of the Company relating to the Company and its businesses in whatever form, tangible or intangible, including, without limitation, information regarding cost of new accounts, customer lists, customer activity rates and other customer information, technology (hardware and software), discoveries, processes, algorithms, mask works, strategies, products, processes, know how, technical data, designs, formulas, test data, business plans, marketing plans and advertising results, research, product plans, financial data and information or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates which the Consultant may produce, obtain or otherwise learn of during the course of his/her performance of services.

            5.2. The restrictions in Section 5.1 above shall not apply to information that (i) was already lawfully known to the Consultant; (ii) was independently developed by the Consultant; (iii) becomes rightfully known to the Consultant from another source, without restriction on subsequent disclosure or use; or (iv) is or becomes part of the public domain through no wrongful act of the Consultant.

6.0. OWNERSHIP OF WORK PRODUCT.

            6.1. The parties agree that all work product of the Consultant under this Agreement will be the property of the Company, and the Consultant will maintain in strict confidence all information received in the course of providing services or otherwise in connection with its relationship with Abakan Inc., and will use such information only for the specific purposes of performing the Consultant's obligations hereunder.

            6.2. Notwithstanding anything to the contrary herein, the Consultant shall be free to use his/her general skills, know-how and expertise in the course of providing services to others, provided that the Consultant shall not specifically disclose any Confidential Information in so doing.

7. GENERAL.

            7.1. Abakan Inc.  hereby agrees to indemnify and hold the Consultant harmless from any and all liabilities incurred by the Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by Abakan Inc. , or (ii) any intentional actions by Abakan Inc. , direct or indirect, in connection with any offering by Abakan Inc. , in violation of any applicable federal or state securities laws or regulations. Furthermore, Abakan Inc. agrees to reimburse the Consultant for any legal or other expenses incurred by the Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of Abakan Inc. under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of the Consultant.

            7.2. The indemnity obligations of Abakan Inc. under this Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of Abakan Inc., the Consultant, and any other such persons or entities mentioned hereinabove.

            7.3. The parties agree that they will make good faith efforts to settle any dispute, claim or controversy arising out of or relating to this Agreement by discussion, negotiation and/or mediation.

            7.4. Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of Nevada.

7.5. Notice. Any notice required or desired to be given under this Agreement will be deemed sufficiently given and received if in writing and delivered or sent by facsimile, email or regular mail to the address of Abakan Inc.  Inc. or to any of Abakan Inc.’s Directors, and to the Consultant, and each party will keep the other appraised of its current contact information.

            7.6. Modifications. Any modifications of this Agreement shall be in writing and signed by both parties.

            7.7. Complete Agreement. This Agreement, including all attachments hereto, constitutes the complete and exclusive statement of the agreement between Abakan Inc.  and the Consultant and it supersedes all proposals, oral or written, and all other communications between Abakan Inc. and the Consultant relating to the subject matter of this Agreement.

            7.8. Severability. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

            7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ABAKAN INC.

By: /s/ Maria C. Maz

       MARIA C. MAZ

       Director

Robert Miller

Consultant

By: Robert Miller

       Authorized Signatory